CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Sit Mutual Funds, Inc., do hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Sit Mutual Funds, Inc. for the period ended June 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Sit Mutual Funds, Inc. for the periods presented in the report.

/s/ Roger J. Sit	/s/ Paul E. Rasmussen
Roger J. Sit	Paul E. Rasmussen
Chairman	VP, Treasurer
Sit Mutual Funds, Inc.	Sit Mutual Funds, Inc.

Dated: August 25, 2017

A signed original of this written statement required by Section 906 has been provided by Sit Mutual Funds, Inc. and will be retained by Sit Mutual Funds, Inc. and furnished to the SEC or its staff upon request.